Exhibit 99.1

Assertio Therapeutics Announces Third-Quarter 2019 Results

-- Company Implements New Cost Savings Initiatives Expected to Deliver Annualized Savings of $20.0 Million --

-- Raises Full-Year 2019 Earnings Guidance Ranges --

-- Lowers Full-Year 2019 Neurology Franchise Net Sales Guidance --

-- Reduces Total Debt by $200.0 Million Year to Date --

-- Extends Significant Portion of Convertible Debt Maturity to 2024 --

Lake Forest, Ill., November 6, 2019 - Assertio Therapeutics, Inc. (NASDAQ: ASRT) today reported financial results for the quarter ended September 30, 2019 and provided an update on its business performance and strategic initiatives.

Third-Quarter Financial Highlights:
(unaudited)

	Third Quarter 2019
(in millions, except earnings per share)	GAAP	Non-GAAP(1)
Total Revenues	$55.1	—
Net Income	$3.3	$23.2
Earnings Per Share	$0.05	$0.24
Adjusted EBITDA	—	$34.3

(1) All non-GAAP measures included in this earnings release are reconciled to the corresponding GAAP measures in the schedules attached.

“We reported another quarter of strong earnings growth, exceeding non-GAAP adjusted EBITDA expectations for the fifth time in the last six quarters, despite some softness in our top line,” said Arthur Higgins, President and CEO of Assertio. “As a result of this strong performance, as well as our outlook for the fourth quarter, today we are raising our non-GAAP adjusted EBITDA guidance range for the full year. We have achieved significant operational efficiencies over the past two years - and today we are announcing additional initiatives that we expect will deliver $15.0 million in annual savings beginning in 2020 and $20.0 million in annual savings thereafter. Our priority was, and remains, delivering strong cash flows as we rapidly de-lever the Company and better position it to pursue new growth opportunities.”

Third-Quarter Business Highlights:

•
Acceleration of Cost Savings Initiatives: Today the Company announced an acceleration of cost savings initiatives that it expects will deliver $15.0 million in savings beginning in 2020 and $20.0 million in annual savings thereafter. The Company will take a charge of approximately $4.0 million in the fourth quarter of 2019 related to these initiatives. This acceleration in cost savings was completed after a thorough review of the Company’s organizational structures, budgets, capital projects and capabilities.

•
Announced Debt Refinancing: The Company announced in August that it entered into separate, privately negotiated exchange agreements (Exchange Agreements) with a limited number of holders of Assertio’s currently outstanding 2.50% Convertible Notes due 2021 (2021 Notes). Pursuant to the Exchange Agreements, Assertio exchanged approximately $200.0 million aggregate principal amount of 2021 Notes for a combination of (a) $120.0 million of its 5.00% Convertible Senior Notes due August 15, 2024 (2024 Notes), (b) $30.0 million in cash plus accrued but unpaid interest on the 2021 Notes, and (c) the issuance of 15.8 million shares of Assertio’s common stock. This transaction reduces total outstanding debt, de-levers the balance sheet, extends maturity of a substantial portion of the Company’s convertible debt, and makes Assertio a potentially more attractive business development partner.

•
Significant Reduction in Secured Debt: As of September 30, 2019, the Company has made scheduled principal repayments of $100.0 million in 2019, reducing the Company’s senior secured debt to $182.5 million. The Company also paid an additional $20.0 million principal payment in October 2019, further reducing its senior secured debt to $162.5 million. Combined with the $80.0 million of debt reduced in our debt refinancing, the Company has reduced its gross debt leverage to 3.4x of the mid-point of its adjusted EBITDA guidance range.

•
Favorable NUCYNTA® Patent Ruling Upheld: In the third quarter, there was a period during which the defendants could have petitioned the U.S. Supreme Court for writ of certiorari. That period has now passed. As a result, the District Court’s favorable decision is final and non-appealable. Previously, the United States Court of Appeals for the Federal Circuit ruled in favor of Assertio with respect to the Company’s patent litigation against three filers of Abbreviated New Drug Applications (ANDAs) for the NUCYNTA franchise. The Federal Circuit’s ruling affirms the decision of the United States District Court (D.N.J.), which found U.S. patent No. 7,994,364 (the ’364 Patent) to be valid and infringed by the defendants. The ’364 Patent covers the entire NUCYNTA franchise until December 2025.* The NUCYNTA franchise is commercialized by Collegium Pharmaceutical, Inc. (Collegium). The Company receives royalties from Collegium based on net sales of the franchise.

•
Cosyntropin: The Company announced on October 21, 2019 that its development partner West Therapeutic Development, LLC (West) has received a Complete Response Letter (CRL) from the U.S. Food and Drug Administration (FDA) for its New Drug Application (NDA) for its injectable formulation of long-acting cosyntropin (synthetic adrenocorticotropic hormone, or ACTH). West is seeking approval for use as a diagnostic drug in the screening of patients presumed to have adrenocortical insufficiency. The primary focus of the CRL relates to the FDA determination that certain pharmacodynamic parameters were not adequately achieved. West and Assertio will work together to determine if the FDA’s comments set forth in the CRL can be adequately addressed.

*Patent expiration dates reflect the addition of six months of pediatric patent term extension Assertio anticipates securing from the United States Food and Drug Administration.

Revenue Summary:
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Product sales, net
Gralise	$14,931	$14,630	$46,008	$43,272
CAMBIA	8,135	10,365	23,701	24,870
Zipsor	3,273	4,441	9,028	13,175
Total neurology product sales, net	26,339	29,436	78,737	81,317
NUCYNTA products	1,254	11	1,153	18,782
Lazanda	(91)	(12)	(1)	528
Total product sales, net	27,502	29,435	79,889	100,627
Commercialization agreement:
Commercialization rights and facilitation services	27,304	27,781	89,163	87,055
Revenue from transfer of inventory	—	—	—	55,705
Royalties and Milestone Revenue	341	20,277	1,226	25,784
Total revenues	$55,147	$77,493	$170,278	$269,171

2019 Financial Guidance:
The Company is raising its previous 2019 earnings guidance range and lowering its Neurology Franchise Net Sales guidance to $102 to $105 million.

	Prior 2019 Guidance	Current 2019 Guidance
Neurology Franchise Net Sales	Low Single Digit Growth	$102 to $105 million
GAAP Net Loss(1)	($68) to ($58) million	($47) to ($42) million
Non-GAAP Adjusted EBITDA(1)(2)	$118 to $128 million	$124 to $129 million
(1) Guidance includes $2.8 million of non-cash Collegium warrant related income and excludes any future warrant mark-to-market adjustments, which cannot be estimated.
(2) Guidance excludes any Collegium warrant mark-to-market adjustments.

Conference Call and Webcast:
Assertio will host a conference call today, Wednesday, November 6, 2019 beginning at 4:30 p.m. ET to discuss its results. This event can be accessed in three ways:

•	From the Assertio website: http://investor.assertiotx.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

•	By telephone: Participants can access the call by dialing (877) 550-3745 (United States) or (281) 973-6277 (International) referencing Conference ID 8382875.

•	By replay: A replay of the webcast will be located under the Investor Relations section of Assertio’s website approximately two hours after the conclusion of the live call.

About Assertio Therapeutics, Inc.
Assertio Therapeutics is committed to providing responsible solutions to advance patient care in the Company’s core areas of neurology, orphan and specialty medicines. Assertio currently markets three FDA-approved products and continues to identify, license and develop new products that offer enhanced options for patients that may be under served by existing therapies. To learn more about Assertio, visit www.assertiotx.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements. These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to regulatory approval and clinical development of long-acting cosyntropin, expectations regarding royalties to be received based on sales of NUCYNTA and NUCYNTA ER, expectations regarding potential business opportunities and other risks outlined in the Company’s public filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All information provided in this news release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

Investor and Media Contact:
John B. Thomas
Senior Vice President, Investor Relations and Corporate Communications
jthomas@assertiotx.com

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP revenue, non-GAAP adjusted earnings, non-GAAP adjusted diluted earnings per share, non-GAAP adjusted EBITDA and other non-GAAP financial measures as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations, including the related tax effect. Specified items include non-cash adjustment to Collegium agreement revenue and cost of sales, release of NUCYNTA and Lazanda sales reserves for products the Company is no longer selling, interest income, interest expense, amortization, acquired in-process research and development and non-cash adjustments related to product acquisitions, stock-based compensation expense, non-cash interest expense related to debt, depreciation, taxes, transaction costs, CEO transition, restructuring costs, adjustments to net sales related to reserves recorded prior to the Company’s exit of opioid commercialization activities, legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the company’s historical commercialization of opioid products, certain types of legal settlements, disputes, fees and costs, gains or losses resulting from debt refinancing transactions and disposal or impairment of long-lived assets, and to adjust for the tax effect related to each of the non-GAAP adjustments.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Product sales, net	$27,502	$29,435	$79,889	$100,627
Commercialization agreement, net	27,304	27,781	89,163	142,760
Royalties and milestones	341	20,277	1,226	25,784
Total revenues	55,147	77,493	170,278	269,171
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	2,243	2,975	6,942	17,772
Research and development expenses	1,476	2,127	4,531	5,835
Selling, general and administrative expenses	36,117	33,409	85,917	93,750
Amortization of intangible assets	25,444	25,443	76,331	76,331
Restructuring charges	—	3,911	—	18,742
Total costs and expenses	65,280	67,865	173,721	212,430
(Loss) income from operations	(10,133)	9,628	(3,443)	56,741
Other income (expense):
Litigation settlement	—	62,000	—	62,000
Gain on debt extinguishment	26,385	—	26,385	—
Interest expense	(13,872)	(17,190)	(45,268)	(52,268)
Other (expense) income, net	(764)	677	(2,613)	973
Total other expense (income)	11,749	45,487	(21,496)	10,705
Net income (loss) before income taxes	1,616	55,115	(24,939)	67,446
Income tax benefit (expense)	1,715	(6,845)	364	(6,400)
Net income (loss)	$3,331	$48,270	$(24,575)	$61,046
Basic net income (loss) per share	0.05	0.76	(0.36)	0.96
Diluted net income (loss) per share	0.05	0.65	(0.36)	0.93
Shares used in computing basic net income (loss) per share	72,747	63,917	67,332	63,714
Shares used in computing diluted net income (loss) per share	72,747	82,690	67,332	82,282

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$54,181	$110,949
Accounts receivable, net	43,427	37,211
Inventories, net	3,314	3,396
Prepaid and other current assets	23,480	56,551
Total current assets	124,402	208,107
Property and equipment, net	3,873	13,064
Intangible assets, net	615,768	692,099
Investments	7,244	11,784
Other long-term assets	5,579	7,812
Total assets	$756,866	$932,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,700	$6,138
Accrued rebates, returns and discounts	60,979	75,759
Accrued liabilities	33,270	31,361
Current portion of Senior Notes	80,000	120,000
Interest payable	6,687	11,645
Other current liabilities	2,096	1,133
Total current liabilities	205,732	246,036
Contingent consideration liability	981	1,038
Senior Notes	94,661	158,309
Convertible Notes	190,923	287,798
Other long-term liabilities	16,135	19,350
Total liabilities	508,432	712,531
Commitments and contingencies
Shareholders’ equity:
Common stock	8	6
Additional paid-in capital	455,601	402,934
Accumulated deficit	(207,175)	(182,600)
Accumulated other comprehensive loss	—	(5)
Total shareholders’ equity	248,434	220,335
Total liabilities and shareholders' equity	$756,866	$932,866

Exhibit 99.1

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net (loss)/income	$3,331	$48,270	$(24,575)	$61,046
Commercialization agreement revenues (1)	3,804	2,862	7,667	(46,426)
Commercialization agreement cost of sales (2)	—	—	—	6,200
NUCYNTA and Lazanda revenue reserves (3)	(1,163)	2	(1,152)	(11,249)
Expenses for opioid-related litigation, investigations and regulations (4)	2,174	1,313	7,024	4,360
Intangible amortization related to product acquisitions	25,444	25,443	76,331	76,331
Contingent consideration related to product acquisitions	—	(117)	(142)	(658)
Purdue litigation settlement	—	(62,000)	—	(62,000)
Stock-based compensation	3,004	2,944	8,340	7,890
Interest and other income	(218)	(677)	(915)	(973)
Interest expense	13,872	17,190	45,268	52,268
Depreciation	278	(1,252)	894	1,677
Income tax (benefit) expense	(1,715)	6,845	(364)	6,400
Restructuring and related costs (5)	—	4,079	—	19,383
Other costs	—	75	—	123
Loss on disposal of equipment (6)	10,070	—	10,076	—
Gain on debt extinguishment, net (7)	(25,968)	—	(25,968)	—
Change in fair value of warrants	1,423	—	4,900	—
Non-GAAP adjusted EBITDA	$34,336	$44,977	$107,384	$114,372

(1) For the period from January 8, 2018 through November 8, 2018, the adjustment relates to the non-cash value assigned to inventory transferred to Collegium. As of the date of the Commercialization Amendment, on November 8, 2018, the Company ceased recognition of fixed revenues and began the recognition of variable revenues when they become due beginning in January 2019. The adjustment for the three and nine months ended September 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.
(2) Represents the cash received for inventory transferred to Collegium at the commencement of the Commercialization Agreement.
(3) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing. The three months ended March 31, 2018 included a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible, net of $1.8 million in royalties payable to a third party.
(4) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(5) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.
(6) Recognition of $10.1 million loss on the September 2019 disposal of equipment residing at a manufacturing supplier that will no longer be used in future production.
(7) In connection with the August 2019 debt refinancing of the convertible notes the Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses.

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP net (loss)/income	$3,331	$48,270	$(24,575)	$61,046
Commercialization agreement revenues (1)	3,804	2,862	7,667	(46,426)
Commercialization agreement cost of sales (2)	—	—	—	6,200
Non-cash interest expense on debt	5,870	5,490	18,090	16,298
Nucynta and Lazanda revenue reserves (3)	(1,163)	2	(1,152)	(11,249)
Expenses for opioid-related litigation, investigations and regulations (4)	2,174	1,313	7,024	4,360
Purdue litigation settlement	—	(62,000)	—	(62,000)
Intangible amortization related to product acquisitions	25,444	25,443	76,331	76,331
Contingent consideration related to product acquisitions	—	(117)	(142)	(658)
Stock-based compensation	3,004	2,944	8,340	7,890
Restructuring and related costs (5)	—	4,079	—	19,383
Other costs	—	75	(332)	123
Loss on disposal of equipment (6)	10,070	—	10,076	—
Gain on debt extinguishment, net (7)	(25,968)	—	(25,968)	—
Change in fair value of warrants	1,423	—	4,900	—
Income tax effect of non-GAAP adjustments (8)	(4,800)	4,551	(20,963)	(1,159)
Non-GAAP adjusted earnings	$23,189	$32,912	$59,296	$70,139
Add interest expense of convertible debt, net of tax (9)	1,770	1,704	5,176	5,110
Numerator	$24,959	$34,616	$64,472	$75,249
Shares used in calculation (9)	105,322	82,690	90,198	82,282
Non-GAAP adjusted diluted earnings per share	$0.24	$0.42	$0.71	$0.91

(1) For the period from January 8, 2018 through November 8, 2018, the adjustment relates to the non-cash value assigned to inventory transferred to Collegium. As of the date of the Commercialization Amendment, on November 8, 2018, the Company ceased recognition of fixed revenues and began the recognition of variable revenues when they become due beginning in January 2019. The adjustment for the three and nine months ended September 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.
(2) Represents the cash received for inventory transferred to Collegium at the commencement of the Commercialization Agreement.
(3) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing. The three months ended March 31, 2018 included a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible, net of $1.8 million in royalties payable to a third party.
(4) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(5) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.
(6) Recognition of $10.1 million loss on the September 2019 disposal of equipment residing at a manufacturing supplier that will no longer be used in future production.
(7) In connection with the August 2019 debt refinancing of the convertible notes the Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses.
(8) Calculated by taking the pre-tax non-GAAP adjustments and applying the statutory tax rate.
(9) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible debt.

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO
NON-GAAP ADJUSTED EARNINGS PER SHARE
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

GAAP net (loss)/income per share	$0.05	$0.76	$(0.36)	$0.96
Conversion from basic shares to diluted shares	(0.02)	(0.17)	0.08	(0.22)
Commercialization agreement revenues	0.04	0.03	0.09	(0.57)
Commercialization agreement cost of sales	—	—	—	0.08
Non-cash interest expense on debt	0.06	0.07	0.20	0.20
NUCYNTA and Lazanda revenue reserves	(0.01)	—	(0.01)	(0.14)
Expenses for opioid-related litigation, investigations and regulations	0.02	0.01	0.08	0.05
Purdue litigation settlement	—	(0.75)	—	(0.75)
Intangible amortization related to product acquisitions	0.24	0.31	0.85	0.92
Contingent consideration related to product acquisitions	—	—	—	—
Stock based compensation	0.03	0.03	0.09	0.10
Restructuring and related costs	—	0.05	—	0.23
Loss on disposal of equipment	0.10	—	0.11	—
Gain on debt extinguishment, net	(0.25)	—	(0.29)	—
Change in fair value of warrants	0.01	—	0.05	—
Income tax effect of non-GAAP adjustments	(0.05)	0.06	(0.24)	(0.01)
Add interest expense of convertible debt, net of tax	0.02	0.02	0.06	0.06
Non-GAAP adjusted diluted earnings per share	$0.24	$0.42	$0.71	$0.91

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the three months ended September 30, 2019
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$27,304	$27,502	$341	$2,243	$1,476	$36,117	$25,444	$(13,872)	$25,621	$1,715
Commercialization agreement revenues and cost of sales	3,804	—	—	—	—	—	—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	5,870	—	—
NUCYNTA and Lazanda revenue reserves	—	(1,163)	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(2,174)	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	(25,444)	—	—	—
Stock based compensation	—	—	—	(28)	(165)	(2,811)	—	—	—	—
Restructuring and other costs	—	—	—	—	—	—	—	—	—	—
Loss on disposal of equipment	—	—	—	—	—	(10,070)	—	—	—	—
Gain on debt extinguishment, net	—	—	—	—	—	—	—	—	(25,968)	—
Change in fair value of warrants	—	—	—	—	—	—	—	—	1,423	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	(4,800)
Non-GAAP adjusted	$31,108	$26,339	$341	$2,215	$1,311	$21,062	$—	$(8,002)	$1,076	$(3,085)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the nine months ended September 30, 2019
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$89,163	$79,889	$1,226	$6,942	$4,531	$85,917	$76,331	$(45,268)	$23,772	$364
Commercialization agreement revenues and cost of sales	7,667	—	—	—	—	—	—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	18,090	—	—
NUCYNTA and Lazanda revenue reserves	—	(1,152)	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(7,024)	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	(76,331)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	142	—	—	—	—
Stock based compensation	—	—	—	(78)	(514)	(7,748)	—	—	—	—
Restructuring and other costs	—	—	—	—	—	—	—	—	—	—
Loss on disposal of equipment	—	—	—	—	—	(10,076)	—	—	—	—
Gain on debt extinguishment, net	—	—	—	—	—	—	—	—	(25,968)	—
Change in fair value of warrants	—	—	—	—	—	—	—	—	4,900	—
Other costs	—	—	—	—	—	—	—	—	(332)	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	(20,963)
Non-GAAP adjusted	$96,830	$78,737	$1,226	$6,864	$4,017	$61,211	$—	$(27,178)	$2,372	$(20,599)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the three months ended September 30, 2018
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Restructuring Charges	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	$27,781	$29,435	$20,277	$2,975	$2,127	$33,409	$3,911	$25,443	$(17,190)	$62,677	$(6,845)
Commercialization agreement revenues and cost of sales	2,862	—	—	—	—	—		—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	—	5,490	—	—
NUCYNTA and Lazanda revenue reserves	—	2	—	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(1,313)	—	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	—	(25,443)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	117	—	—	—	—	—
Stock based compensation	—	—	—	—	(270)	(2,674)	173	—	—	—	—
Restructuring and other costs	—	—	—	—	—	(243)	(4,084)	—	—	—	—
Purdue litigation settlement	—	—	—	—	—	—	—	—	—	(62,000)	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—	4,551
Non-GAAP adjusted	$30,643	$29,437	$20,277	$2,975	$1,857	$29,296	$—	$—	$(11,700)	$677	$(2,294)

RECONCILATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
For the nine months ended September 30, 2018
(in thousands)
(unaudited)

	Commercialization agreement revenues	Product Sales	Royalties and milestones	Cost of sales	Research and development expense	Selling, general and administrative expense	Restructuring Charges	Amortization of intangible assets	Interest expense	Other (Expense) Income, Net	Income taxes (expense) benefit
GAAP as reported	142,760	100,627	25,784	17,772	5,835	93,750	18,742	76,331	(52,268)	62,973	(6,400)
Commercialization agreement revenues and cost of sales	(46,426)		—	(6,200)	—	—		—	—	—	—
Non-cash interest expense on debt	—	—	—	—	—	—	—	—	16,298	—	—
NUCYNTA and Lazanda revenue reserves	—	(11,249)	—	—	—	—	—	—	—	—	—
Expenses for opioid-related litigation, investigations and regulations	—	—	—	—	—	(4,360)	—	—	—	—	—
Intangible amortization related to product acquisitions	—	—	—	—	—	—	—	(76,331)	—	—	—
Contingent consideration related to product acquisitions	—	—	—	—	—	658	—	—	—	—	—
Stock based compensation	—	—	—	(30)	(337)	(7,523)	(2,385)	—	—	—	—
Restructuring and other costs	—	—	—	—	—	(764)	(16,357)	—	—	—	—
Purdue litigation settlement	—	—	—	—	—	—	—	—	—	(62,000)	—
Income tax effect of non-GAAP adjustments	—	—	—	—	—	—	—	—	—	—	(1,159)
Non-GAAP adjusted	96,334	89,378	25,784	11,542	5,498	81,761	—	—	(35,970)	973	(7,559)

FULL-YEAR 2019 NON-GAAP GUIDANCE RECONCILATION
(in millions)
(unaudited)

	Earnings (1)
	Low End	High End
GAAP	$(47)	$(42)
Specified Items(2)	$171	$171
Non-GAAP	$124	$129

(1) GAAP net loss guidance refers to GAAP net loss and non-GAAP earnings guidance refers to non-GAAP adjusted EBITDA.

(2) For purposes of this forward-looking reconciliation, a description of the categories of specified items included in this reconciliation are detailed in the tables above.

SENIOR SECURED NOTE COVENANT DISCLOSURES

The Company was in compliance with its covenants, including the Senior Secured Debt Leverage Ratio and Net Sales covenants, with respect to the Company’s senior secured notes as of September 30, 2019. Set forth below are additional disclosures that the Company is required to make in connection with the senior secured notes.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
For the Rolling Twelve Month Period Ended September 30, 2019
(in thousands)
(unaudited)

The below reconciliation discloses the calculation of Adjusted EBITDA (as defined in the Company’s senior secured notes) on a rolling twelve month basis to support covenant compliance in connection with our senior secured notes.

Twelve Months Ended
September 30, 2019
GAAP net (loss)/income	$(48,713)
Commercialization agreement revenues (1)	28,929
Nucynta and Lazanda revenue reserves (2)	(2,176)
Expenses for opioid-related litigation, investigations and regulations (3)	10,561
Intangible amortization related to product acquisitions	101,774
Contingent consideration related to product acquisitions	1
Stock-based compensation	10,889
Interest and other income	(1,139)
Interest expense	61,881
Depreciation	1,148
Income taxes expense (benefit)	(5,697)
Restructuring and related costs (4)	1,881
Loss on disposal of equipment (5)	10,076
Gain on debt extinguishment, net (6)	(25,968)
Change in fair value of warrants	4,900
Adjusted EBITDA	$148,347

(1) The adjustment for the twelve months ended September 30, 2019 relates to non-cash expense for third-party royalties, which are expected to have no net impact for the full year period, as well as the amortization of the contract asset.
(2) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing.
(3) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(4) Restructuring and other costs represents non-recurring costs associated with the Company’s restructuring, reincorporation, headquarters relocation and CEO transition.
(5) Recognition of $10.1 million loss on the September 2019 disposal of equipment residing at a manufacturing supplier that will no longer be used in future production.
(6) In connection with the August 2019 debt refinancing of the convertible notes the Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses.

Additional Covenant Disclosures

Long-acting cosyntropin has not yet been launched for commercial sale and therefore no revenue in respect of this product was recognized by the Company as of September 30, 2019.

During the rolling twelve month period ended September 30, 2019, the Company collected $123.4 million in cash receipts, net of cash payments made, in connection with the Company’s Commercialization Agreement with Collegium.